Exhibit 10.2

FIFTH AMENDMENT TO AGREEMENT OF SUBLEASE (NYT)

By and Between

42ND ST. DEVELOPMENT PROJECT, INC.,

as Landlord

and

620 EIGHTH NYT (NY) LIMITED PARTNERSHIP,

as Tenant

Premises:

Block: 1012

Lots: 1001, 1003, and 1009 through 1035 (formerly part of Lot 1)

Address

620-628 8th Avenue

263-267 and 241-261 West 40th Street

242-244 West 41st Street

231-235 West 40th Street

248-256, 260-262 and 268 West 41st Street

634 and 630-632 8th Avenue

Borough of Manhattan

County, City and State of New York

RECORD AND RETURN TO:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Marc Hurel, Esq.

FIFTH AMENDMENT TO AGREEMENT OF SUBLEASE (NYT)

THIS FIFTH AMENDMENT TO AGREEMENT OF SUBLEASE (NYT) (this “Amendment”) is made as of the 31 day of August, 2009, by and between 42ND ST. DEVELOPMENT PROJECT, INC. (“42DP”), a subsidiary of New York State Urban Development Corporation (“UDC”) d/b/a Empire State Development Corporation (“ESDC”), a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, having an office at 633 Third Avenue, 33rd floor, New York, New York 10017, as landlord (in such capacity, “Landlord”), and 620 EIGHTH NYT (NY) LIMITED PARTNERSHIP, a Delaware limited partnership, having an office address at c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York, 10020, as tenant (in such capacity, “Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and The New York Times Building LLC (“NYTB”) entered into that certain Agreement of Lease dated as of December 12, 2001, as amended by letter dated April 8, 2004 (the “Initial Ground Lease”), with respect to certain land and improvements more particularly described in the Initial Ground Lease, a memorandum of which was recorded October 24, 2003 in the Office of the City Register of the City of New York (the “Office of the City Register”) as CRFN 2003000433122;

WHEREAS, NYTB, as sublandlord, entered into that certain Agreement of Sublease dated as of December 12, 2001 made by and between NYTB, as sublessor, and NYT Real Estate Company LLC (“NYTREC”), as sublessee, (as assigned by Lease Assignment dated as of August 15, 2006 made by NYTB, as assignor, to Landlord, as assignee) and recorded in the Office of the City Register (New York County) on October 24, 2003 as CRFN 2003000433125; as assigned by The New York Times Building LLC to Landlord pursuant to Lease Assignment dated August 15, 2006 and recorded in the Office of the City Register (New York County) on November 20, 2006 as CRFN 2006000644732; as amended by First Amendment to Agreement of Sublease dated as of August 15, 2006 and recorded in the Office of the City Register (New York County) on November 20, 2006 as CRFN 2006000644735; Second Amendment to Agreement of Sublease dated as of January 29, 2007 and recorded in the Office of the City Register (New York County) on February 22, 2007 as CRFN 2007000100157; Third Amendment to Agreement of Sublease dated as of March 6, 2009 and recorded in the Office of the City Register (New York County) on March 12, 2009 as CRFN 2009000072454; and Fourth Amendment to Agreement of Sublease dated as of March 6, 2009 and recorded in the Office of the City Register (New York County) on July 9, 2009 as CRFN 2009000209142, which Severance Lease has been assigned to Tenant as part of a sale-leaseback financing pursuant to Assignment and Assumption of Sublease dated as of March 6, 2009 made by and between NYTREC, as assignor, and Tenant as assignee and recorded in the Office of the City Register (New York County) on March 12, 2009 as CRFN 2009000072464 (collectively, the “NYTC Sublease”); and

WHEREAS, Landlord and Tenant desire to amend the NYTC Sublease for the purposes hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the NYTC Sublease.

2. Definitions. (a) The defined term “Recognized Mortgagee” in the NYTC Sublease is hereby deleted in its entirety and replaced with the following:

“Recognized Mortgagee” means (A) the holder of a Recognized Mortgage or (B) if the Recognized Mortgage has been collaterally assigned to a Lending Institution, the collateral assignee of such Recognized Mortgage, provided that the mortgagee collaterally assigning the Recognized Mortgage has sent notice of such collateral assignment in substantially the form attached hereto as Exhibit A.

(b) Each of the following mortgages shall be deemed to be a “Recognized Mortgage” for all purposes under the NYTC Sublease: (1) that certain Mortgage, Security Agreement and Fixture Filing dated as of March 6, 2009 from NYT Real Estate Company LLC in favor of New York State Urban Development Corporation, d/b/a Empire State Development Corporation, a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, as co-mortgagee and 620 Eighth Lender NYT (NY) Limited Partnership, as co-mortgagee, and recorded in the Office of the Register of the City of New York, New York County on March 12, 2009 as CRFN 2009000072460, as assigned by New York State Urban Development Corporation, d/b/a Empire State Development Corporation to 620 Eighth Lender NYT (NY) Limited Partnership pursuant to Assignment of Mortgage, Security Agreement and Fixture Filing dated as of March 6, 2009 and recorded in the Office of the Register of the City of New York, New York County on March 12, 2009 as CRFN 2009000072462; as amended by Amendment to Mortgage, Security Agreement and Fixture Filing dated as of March 6, 2009 between NYT Real Estate Company LLC and 620 Eighth Lender NYT (NY) Limited Partnership, recorded in the Office of the Register of the City of New York, New York County on July 9, 2009 as CRFN 2009000209146; and as further amended by Second Amendment to Mortgage, Security Agreement and Fixture Filing dated as of the date hereof and to be recorded in the Office of the Register of the City of New York, New York County; and (2) that certain Wrap-Around Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of March 6, 2009 made by NYT Real Estate Company LLC in favor of 620 Eighth NYT (NY) Limited Partnership and New York State Urban Development Corporation d/b/a Empire State Development Corporation, as co-mortgagee, in the maximum principal sum of $250,000,000.00 and recorded on March 12, 2009 in the Office of the City Register of the City of New York as CRFN # 2009000072461; as assigned by New York State Urban Development Corporation d/b/a Empire State Development Corporation to Landlord pursuant to Assignment of Wrap-Around Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of March 6, 2009 and recorded on March 12, 2009 in the Office of the City Register of the City of New York as CRFN #2009000072463; as amended by Amendment to Wrap-Around Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of March 6, 2009 and recorded on July 9, 2009 in the Office of the City Register of the City of New York as CRFN #2009000209146; and as further amended by Second Amendment to Mortgage, Security Agreement and Fixture Filing dated as of the date hereof and to be recorded in the Office of the Register of the City of New York, New York County.

4. Execution of New Lease. Section 31.6(a) of the Severance Lease is hereby deleted in its entirety and replaced with the following:

“(a) Notice of Termination. If this Lease is terminated due to an Event of Default or upon the rejection or disaffirmance of this Lease pursuant to the United States Bankruptcy Code or any other law affecting creditor’s rights, Landlord shall, as soon as practicable thereafter, give notice of such termination to each Recognized Mortgagee. Such notice shall set forth in reasonable detail a description of all defaults, to the actual knowledge of Landlord, in existence at the time this Lease was terminated.”

5. Consensual Termination of Lease. So long as a Recognized Mortgage is in force and effect, Landlord and Tenant shall not consent to terminate the Severance Lease without the consent of the Recognized Mortgagee and any such attempted consensual termination shall be null and void; provided, however, that the foregoing shall not apply to any termination right contained in Article XI, Article XII or Section 31.2(b) of the Severance Lease.

6. Recording. Landlord and Tenant agree that Tenant shall cause this Amendment to be recorded and that Tenant shall pay any transfer, mortgage recording or similar taxes that may be payable as a result of this Amendment.

7. No Other Amendments. As modified by this Amendment, the NYTC Sublease remains in full force and effect.

8. General. This Amendment shall inure the benefit of and be binding upon the parties and their respective heirs, successors and assigns. This Amendment may be executed in two or more counterparts and by facsimile each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:

42ND ST. DEVELOPMENT PROJECT, INC., as Landlord

By:	/s/ Naresh Kapadia
	Name:	Naresh Kapadia
	Title:	Assistant Vice President

TENANT:

620 EIGHTH NYT (NY) LIMITED PARTNERSHIP, a Delaware limited partnership

By: 620 EIGHTH GP NYT (NY) LLC, a Delaware limited liability company, its general partner

By: CPA:17 LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

By: CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED, a Maryland corporation, its general partner

By:	/s/ Jason E. Fox
	Name:	Jason E. Fox
	Title:	Executive Director

The undersigned hereby consents and agrees to this Amendment and the Fourth Amendment to Agreement of Sublease dated as of March 6, 2009:

NYT REAL ESTATE COMPANY LLC

By:	/s/ Kenneth Richieri
	Name:	Kenneth Richieri
	Title:	Manager

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 27th day of August in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Naresh Kapadia, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ John Pappano
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 27th day of August in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Jason E. Fox, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Winston C. Smith
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of August in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Kenneth Richieri, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Ellen Herb
Notary Public

Exhibit A

Form of Notice

[TENANT]	[EXISTING MORTGAGEE]

                         , 20

42nd St. Development Project, Inc.

c/o Empire State Development Corporation

42nd Street Development Project

633 Third Avenue

New York, New York 10017

Re:	Agreement of Sublease dated as of December 12, 2001 made by and between The New York Times Building LLC, as sublessor, and 620 Eighth NYT (NY) Limited Partnership (together with its successors and/or assigns “Tenant”), as sublessee; as assigned by Lease Assignment dated as of August 15, 2006 made by New York Times Building LLC, as assignor, to 42ND St. Development Project, Inc. (together with its successors and/or assigns, “Landlord”), as assignee (collectively and as amended from time to time, the “Severance Lease”)

Dear Sir/Madam:

In connection with a loan from [                    ] (together with its successors and or assigns, “Pledgee”) to [                    ] (“Existing Mortgagee”), which loan is secured by a pledge of the Existing Mortgagee’s interests in the existing mortgage encumbering the Tenant’s interest in the Severance Lease, Existing Mortgagee and Tenant each hereby confirm to Landlord (i) that all of Existing Mortgagee’s respective right and interest, including, without limitation, as a Recognized Mortgagee under the Severance Lease has been collaterally assigned to Pledgee, (ii) that Pledgee is a Lending Institution (as defined in the Severance Lease), (iii) that Landlord is obligated to deal only with and give notices only to Pledgee and not Existing Mortgagee and (iv) that Pledgee is entitled to take all actions which the Recognized Mortgagee is entitled to take. In accordance with the foregoing, Pledgee shall have the sole power and authority to exercise any of the rights afforded a “Recognized Mortgagee” under the Severance Lease, and all the provisions thereunder inuring to the benefit of a “Recognized Mortgagee” shall run solely in favor of Pledgee to the exclusion of the Existing Mortgagee. Until such time as Landlord shall receive written notice from Pledgee that Pledgee is assigning its interest as Recognized Mortgagee to the Existing Mortgagee, the Existing Mortgagee shall have no right, power or authority as a “Recognized Mortgagee” under the Severance Lease and Landlord shall be free to ignore any notice or claim by any of the Existing Mortgagee to the contrary.

Tenant and Existing Mortgagee shall jointly and severally indemnify, defend and hold harmless Landlord and its successors and assigns (collectively, the “Indemnified Parties”) from and against any and all liabilities (statutory or otherwise), obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), losses and injuries of every kind and nature whatsoever, including the costs of enforcing this agreement actually incurred by, imposed upon or suffered by the Indemnified Parties, or any one or more of them, by reason of, caused by, arising out of, in connection with or resulting from Landlord’s reliance on the direction from Tenant and Existing Mortgagee contained in this agreement.

Please indicate your agreement with the terms of this agreement by countersigning where indicated below. Delivery of signed copies of this letter by fax or by electronic mail shall be as effective as delivery of signed originals. This letter may be executed and delivered in counterparts.

[TENANT]	[EXISTING MORTGAGEE]

By:	By:
Name:	Name:
Title:	Title:

ACKNOWLEDGED AND AGREED:

[LANDLORD]

By:
Name:
Title: